                                                               REVOCABLE PROXY

                              PRIME BANCORP, INC.
                SPECIAL MEETING OF SHAREHOLDERS--         , 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             OF PRIME BANCORP, INC.

    The undersigned hereby constitutes and appoints_____________ ,_____________ and _________________ and each of them, with or without the other (The "Proxies"), as attorneys-in-fact and proxies of the undersigned, to appear at the Special Meeting of Shareholders of Prime Bancorp, Inc. ("Prime") to be held on _____________________, 1999, and at any postponement or adjournment thereof, and to vote all of the shares of Prime which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present.

     THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED, THE PROXY AGENTS IN THEIR RESPECTIVE POSITIONS INTEND TO VOTE
      FOR APPROVAL OF THE MERGER AGREEMENT AND FOR APPROVAL OF THE PROPOSAL REGARDING ADJOURNMENT. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS
              TO CERTAIN MATTERS DESCRIBED IN THE PROXY STATEMENT.

                  This proxy is continued on the reverse side.
              Please sign on the reverse side and return promptly.
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A /X/ Please mark your
      votes as in this            DO NOT PRINT
      example using               IN THIS AREA
      dark ink only.
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
                                                                                FOR      AGAINST      ABSTAIN
                                     (1) APPROVAL AND ADOPTION OF THE           / /       / /          / /
                                         AGREEMENT AND PLAN OF MERGER (THE
                                         "MERGER AGREEMENT") BETWEEN PRIME
                                         AND SUMMIT BANCORP. ("SUMMIT") AND
                                         THE TRANSACTIONS CONTEMPLATED THEREBY,
                                         INCLUDING THE MERGER OF PRIME INTO
                                         FIRST VALLEY CORPORATION. A WHOLLY
                                         OWNED SUBSIDIARY OF SUMMIT.
                                                                                FOR      AGAINST      ABSTAIN
                                     (2) APPROVAL OF AN ADJOURNMENT OF THE      / /       / /          / /
                                         SPECIAL MEETING IN THE EVENT THERE
                                         ARE NOT SUFFICIENT VOTES TO
         DO NOT PRINT                    CONSTITUTE A QUORUM OR TO APPROVE
         IN THIS AREA                    THE MERGER AGREEMENT AT THE
                                         SCHEDULED TIME OF THE SPECIAL
                                         MEETING.

                                     (3) IN OUR DISCRETION THE PROXIES ARE
                                         AUTHORIZED TO VOTE UPON SUCH OTHER
                                         BUSINESS AS PROPERLY COME BEFORE THE
                                         MEETING OR ANY POSTPONEMENT OR
                                         ADJOURNMENT.
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REPORT OF NOTICE OF SPECIAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED.

                                         Date                            1999
-----------------------------------------      --------------------------
             SIGNATURE

                                         Date                            1999
-----------------------------------------      --------------------------
             SIGNATURE

Please sign your name or names exactly as it appears hereon, indicating any official position representative capacity. Please Date and Sign this Proxy and Return it Promptly in the Enclosed Envelope.